Exhibit 99.1

NEWS RELEASE

For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348	For Immediate Release
July 29, 2005

INCREASED SECOND QUARTER OPERATING RESULTS ANNOUNCED BY

COMMERCIAL NET LEASE REALTY, INC.

Orlando, Florida, July 29, 2005 - Commercial Net Lease Realty, Inc. (NYSE: NNN), a real estate investment trust, announced operating results for the quarter and six months ended June 30, 2005. Highlights include:

Operating Results:

•	Increased net earnings available to common shareholders, revenues, funds from operations (“FFO”) available to common shareholders over prior periods:

	Quarter Ended June 30,				Six Months Ended June 30,
	2005		2004		2005		2004
	(in thousands, except per share data)
Net earnings available to common shareholders	$27,691	(1)	$11,314	(2)	$52,693	(1)	$26,161	(2)
Net earnings per common share (diluted)	$0.51	(1)	$0.22	(2)	$0.98	(1)	$0.51	(2)
Revenues	$36,378		$32,547		$69,357		$62,289
FFO available to common shareholders	$20,435		$14,809	(2)	$40,031		$33,203	(2)
FFO per common share (diluted)	$0.38		$0.29	(2)	$0.75		$0.65	(2)

(1)	Includes an extraordinary gain on acquisition of Orange Avenue Mortgage Investments, Inc., net of income taxes of $11,805 or $0.22 per share for the 2005 periods presented.
(2)	Includes management transition costs of $3,200 or $0.06 per share for the 2004 periods presented.

Investment Portfolio occupancy increased to 98.8% at June 30, 2005, compared to 96.6% at June 30, 2004

Investments and Dispositions for the quarter ended June 30, 2005:

•	Investments:

•	$79.2 million in the Investment Portfolio, including acquiring 49 properties with an aggregate 439,000 square feet of gross leasable area (of which 43 properties were acquired in connection with the acquisition of National Properties Corporation (“NAPE”))

•	$2.9 million in structured finance investments

•	$11.6 million in the Development Inventory Portfolio, including acquiring three properties

•	$9.4 million to acquire 78.9 percent of Orange Avenue Mortgage Investments, Inc.

•	Dispositions:

•	Two Investment properties with net proceeds of $1.4 million, resulting in a gain of $16,000

•	Three Development Inventory properties with net proceeds of $8.9 million, resulting in a gain of $2.3 million

•	Five Exchange Inventory properties with net proceeds of $2.1 million, resulting in a gain of $0.6 million

Investments and Dispositions for the six months ended June 30, 2005:

•	Investments:

•	$126.2 million in the Investment Portfolio, including acquiring 70 properties (43 of which were acquired in the NAPE acquisition) with an aggregate 729,000 square feet of gross leasable area

•	$2.9 million in structured finance investments

•	$30.3 million in the Development Inventory Portfolio, including acquiring 6 properties

•	$1.9 million in the Exchange Inventory Portfolio, including acquiring 6 properties

•	$9.4 million to acquire 78.9 percent of Orange Avenue Mortgage Investments, Inc.

•	Dispositions:

•	Six Investment properties with net proceeds of $33.2 million, resulting in a gain of $9.8 million

•	Five Development Inventory properties with net proceeds of $14.7 million, resulting in a gain of $3.7 million

•	Eight Exchange Inventory properties with net proceeds of $11.8 million, resulting in a gain of $1.7 million

•	Other:

•	Received $3.9 million in principal repayments from its structured finance investments

Capital:

•	Issued 1,636,532 common shares recorded at $19.04 per share in connection with the NAPE acquisition

•	Assumed $20.8 million term debt due June 2009 with interest rate of LIBOR plus 120 basis points in connection with the NAPE acquisition

•	Assumed $32 million of 10% secured notes payable due December 2007 ($14 million) and June 2008 ($18 million) in connection with the acquisition of Orange Avenue Mortgage Investments, Inc.

Craig Macnab, Chief Executive Officer and President, said, “Notwithstanding a highly competitive environment, our operating performance in the second quarter was gratifying. We are delighted to have successfully completed the acquisition of NAPE and its high-quality portfolio and we are pleased with our progress toward the important goal of growing FFO per share in 2005.”

Commercial Net Lease Realty invests primarily in high-quality, retail properties subject generally to long-term, net leases with established tenants, such as Barnes & Noble, Best Buy, CVS, OfficeMax and the United States of America. As of June 30, 2005, the Company owned 427 Investment Properties in 40 states with a gross leasable area of approximately 8.8 million square feet. These Investment Properties are leased to 172 corporations in 62 industry classifications.

Management will hold a conference call on July 29, 2005, at 10:30 a.m. EDT to review the Company’s results. The call can be accessed on the Company’s web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the Company’s web site. In addition, the Company will post a summary of any earnings guidance given on the call to the Company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the availability of capital, and the profitability of the Company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company’s SEC filings, including, but not limited to, the Company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the Company or the SEC. Consequently, such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Funds from Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts and is used by the Company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses) on the disposition of real estate held for investment and extraordinary items, and the Company’s share of these items from the Company’s unconsolidated partnerships.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The Company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs.

The Company has determined that there are earnings from discontinued operations in each of its segments, investment assets and inventory assets. All property dispositions from the Company’s held for investment segment are classified as discontinued operations. In addition, certain properties in the Company’s inventory segment that have generated revenues before disposition are classified as discontinued operations. These held for sale properties have not historically been classified as discontinued operations. Prior period comparable condensed consolidated financial statements have been restated to include these properties in its earnings from discontinued operations. These adjustments resulted in a decrease in the Company’s reported total revenues and total and per share income from continuing operations and an increase in the Company’s income from discontinued operations. However, the Company’s total and per share FFO and net income available to common shareholders are not affected.

Commercial Net Lease Realty, Inc.

(in thousands, except per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenues:
Rental and earned income	$30,517	$27,603	$59,668	$53,628
Real estate expense reimbursement from tenants	1,380	1,290	3,038	2,995
Contingent rental income	57	91	450	419
Gain (loss) on disposition of real estate, Inventory Portfolio(Note 1)	378	1,744	846	1,713
Interest and other income from real estate transactions	2,124	1,819	3,433	3,534
Interest income on mortgage residual assets	1,922	—	1,922	—

	36,378	32,547	69,357	62,289

Operating expenses:
General and administrative	5,797	5,395	10,619	11,301
Real estate	2,663	3,151	5,521	6,057
Depreciation and amortization	4,817	4,077	9,359	8,110
Transition costs	—	3,200	—	3,200
Impairments	741	—	1,328	—

	14,018	15,823	26,827	28,668

Other expenses (revenues):
Interest and other income	(309)	(752)	(776)	(1,819)
Interest expense	8,808	7,858	16,673	15,429

	8,499	7,106	15,897	13,610

Income tax benefit	341	362	970	1,277
Minority interest	1	167	16	344
Equity in earnings of unconsolidated affiliates	100	1,286	1,180	2,539

Earnings from continuing operations	14,303	11,433	28,799	24,171

Earnings from discontinued operations:
Real estate, Investment Portfolio	699	1,113	10,770	2,343
Real estate, Inventory Portfolio, net income tax expense and minority interest	1,886	189	3,323	2,489

	2,585	1,302	14,093	4,832

Earnings before extraordinary gain	16,888	12,735	42,892	29,003

Extraordinary gain, net of income tax expense	11,805	—	11,805	—

Net earnings	28,693	12,735	54,697	29,003
Series A Preferred Stock dividends	(1,002)	(1,002)	(2,004)	(2,004)
Series B Convertible Preferred Stock dividends	(419)	(419)	(838)	(838)

Net earnings available to common stockholders – basic	27,272	11,314	51,855	26,161
Series B Convertible Preferred Stock dividends	419	—	838	—

Net earnings available to common stockholders – diluted	$27,691	$11,314	$52,693	$26,161

Weighted average common shares outstanding:
Basic	52,164	51,479	52,035	51,107

Diluted	53,914	51,768	53,733	51,414

Commercial Net Lease Realty, Inc.

(in thousands, except per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Net earnings per share available to common stockholders:
Basic:
Continuing operations	$0.25	$0.19	$0.50	$0.42
Discontinued operations	0.05	0.03	0.27	0.09
Extraordinary gain	0.22	—	0.23	—

Net earnings	$0.52	$0.22	$1.00	$0.51

Diluted:
Continuing operations	$0.24	$0.19	$0.50	$0.42
Discontinued operations	0.05	0.03	0.26	0.09
Extraordinary gain	0.22	—	0.22	—

Net earnings	$0.51	$0.22	$0.98	$0.51

Commercial Net Lease Realty, Inc.

(in thousands)

Earnings from Discontinued Operations –Investment Portfolio:

In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), the Company has classified its investment assets sold and leasehold interests expired subsequent to December 31, 2001, the effective date of SFAS No. 144, as discontinued operations. In addition, the Company has classified any investment asset that was held for sale at June 30, 2005, as discontinued operations. The following is a summary of earnings from discontinued operations from the real estate Investment Portfolio.

	Quarter Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenues:
Rental and earned income	$1,248	$987	$3,000	$2,053
Real estate expense reimbursements from tenants	—	1	—	4
Interest and other income from real estate transactions	153	52	203	157

	1,401	1,040	3,203	2,214

Expenses:
General and administrative	10	1	10	5
Real estate	111	138	170	210
Depreciation and amortization	2	188	34	420
Impairments	575	—	1,978	—
Interest	20	59	42	121

	718	386	2,234	756

Gain on disposition of real estate (Note 1)	16	459	9,801	885

Earnings from discontinued operations	$699	$1,113	$10,770	$2,343

Earnings from Discontinued Operations – Inventory Portfolio:

The Company has classified its Inventory Properties that are currently held for sale and generating rental revenues as discontinued operations. The Company has reclassified all held for sale properties that generated rental revenue before disposition which were sold subsequent to December 31, 2001, the effective date of SFAS No. 144, as discontinued operations. The following is a summary of earnings from discontinued operations from the real estate Inventory Portfolio.

	Quarter Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenues:
Rental income	$700	$552	$1,150	$997
Real estate expense reimbursements from tenants	7	89	38	122
Contingent rental income	—	3	—	3
Gain on disposition of real estate (Note 1)	2,592	—	4,654	3,410
Interest and other income from real estate transactions	65	—	190	81

	3,364	644	6,032	4,613

Expenses:
General and administrative	4	4	4	6
Real estate	35	122	88	158
Depreciation and amortization	10	—	21	—
Interest	252	57	520	154

	301	183	633	318

Income tax expense	(1,154)	(116)	(2,033)	(1,523)
Minority interest	(23)	(156)	(43)	(283)

Earnings from discontinued operations	$1,886	$189	$3,323	$2,489

Commercial Net Lease Realty, Inc.

(in thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Reconciliation of net earnings to FFO and FFO available to common shareholders:
Net earnings	$28,693	$12,735	$54,697	$29,003
Real estate depreciation and amortization:
Continuing operations	4,415	3,612	8,601	7,194
Discontinued operations	2	188	34	420
Partnership real estate depreciation	148	154	309	313
Gain on disposition of real estate held for investment from discontinued operations	(16)	(459)	(9,801)	(885)
Extraordinary gain, net of income taxes	(11,805)	—	(11,805)	—

FFO	21,437	16,230	42,035	36,045
Series A Preferred Stock dividends	(1,002)	(1,002)	(2,004)	(2,004)
Series B Convertible Preferred Stock dividends	(419)	(419)	(838)	(838)

FFO available to common stockholders – basic	20,016	14,809	39,193	33,203
Series B Convertible Preferred Stock dividends	419	—	838	—

FFO available to common stockholders – diluted	$20,435	$14,809	40,031	33,203

Funds from operations per share:
Basic	$0.38	$0.29	$0.75	$0.65

Diluted	$0.38	$0.29	$0.75	$0.65

Note 1:

	Quarter Ended June 30,				Six Months Ended June 30,
	2005		2004		2005		2004
	# of Properties		# of Properties		# of Properties		# of Properties
Reconciliation of gain on disposition between continuing and discontinued operations:
Continuing operations	1	$378	3	$1,744	2	$846	5	$1,713
Discontinued operations:
Investment Portfolio	2	16	8	459	6	9,801	9	885
Inventory Portfolio	7	2,592	—	—	11	4,654	3	3,410
Minority interest, Inventory Portfolio	—	—	—	—	—	—	—	18

	10	$2,986	11	$2,203	19	$15,301	17	$6,026

Reconciliation of gain on disposition of type:
Investment Portfolio	2	$16	8	$459	6	$9,801	9	$885
Inventory Portfolio:
Development	3	2,251	2	1,587	5	3,622	7	4,856
Exchange	5	633	1	157	8	1,739	1	157
Intercompany eliminations	—	86	—	—	—	139	—	110
Minority interest on Development gain	—	—	—	—	—	—	—	18

	10	$2,986	11	$2,203	19	$15,301	17	$6,026

Commercial Net Lease Realty, Inc.

(in thousands)

	June 30, 2005	December 31, 2004
Balance Sheet Summary

Assets:
Cash and cash equivalents	$9,346	$1,947
Restricted cash	23,751	—
Receivables, net of allowance	16,290	6,636
Mortgages, notes and accrued interest receivable, net of allowance	46,294	45,564
Real estate, Investment Portfolio:
Accounted for using the operating method, net of accumulated depreciation and amortization and impairment	1,100,529	1,006,319
Accounted for using the direct financing method	100,881	102,311
Held for sale, net of accumulated depreciation and impairment	3,250	3,078
Real estate, Inventory Portfolio, net of accumulated depreciation	71,070	58,049
Investment in unconsolidated mortgage residual interests	—	29,672
Mortgage residual interests	75,131	—
Accrued rental income, net of allowance	29,594	28,619
Other assets	25,233	17,853

Total assets	$1,501,369	$1,300,048

Liabilities and stockholders’ equity:
Line of credit payable	$76,200	$17,900
Mortgages payable	153,846	157,168
Notes payable – secured	30,000	—
Notes payable	343,822	323,132
Financing lease obligation	26,041	26,041
Income tax liability	25,251	702
Other liabilities	27,891	16,079
Minority interest	9,035	2,028
Stockholders’ equity	809,283	756,998

Total liabilities and equity	$1,501,369	$1,300,048

Common shares outstanding	53,883	52,078

Gross leasable area (“GLA”), Investment Portfolio	8,840	8,542

Orange Avenue Mortgage Investments, Inc.

(in thousands)

The Company acquired 78.9 percent of Orange Avenue Mortgage Investments, Inc. (“OAMI”) on May 2, 2005. Below is summary unaudited financial information for OAMI:

June 30, 2005
Balance Sheet Summary

Assets
Cash and restricted cash	$31,022
Receivables and other assets	6,992
Mortgage residual interests	75,131

Total assets	$113,145

Liabilities and stockholders’ equity
Notes payable – secured	$30,000
Income tax liability	17,638
Other liabilities	574
Minority interest (portion of mortgage residual owned directly by Company) (1)	27,801
Stockholders’ equity – 78.9% acquired interest	29,004
Stockholders’ equity – minority shareholders’ 21.1% portion	8,128

Total liabilities and equity	$113,145

May 2, 2005 Through June 30, 2005
Income Statement Summary

Revenues:
Interest income on mortgage residual interests	$1,922
Interest and other income	144

2,066

Expenses:
General and administrative	96
Interest	542
Amortization	44

682

Income tax expense	(254)
Minority interest on mortgage residual interests (portion owned directly by the Company) (2)	(715)

Net earnings	$415

Adjustments in consolidation:
Intercompany eliminations	715
OAMI’s minority interest shareholder (21.1%)	(88)

Company’s share of adjusted net earnings of OAMI	$1,042

(1)	Previously classified by the Company as investment in unconsolidated mortgage residual interest.
(2)	Previously classified by the Company as equity in earnings.

Commercial Net Lease Realty, Inc.

Investment Portfolio

Top 20 Tenants

Tenant		% of Total(1)
1.	United States of America	14.5%
2.	CVS	5.9%
3.	Best Buy	4.5%
4.	OfficeMax	3.9%
5.	Barnes & Noble	3.8%
6.	Eckerd	3.6%
7.	Academy	3.4%
8.	The Sports Authority	2.8%
9.	Borders Books	2.4%
10.	Majestic Liquors	2.3%
11.	United Rentals	2.2%
12.	QuikTrip	1.7%
13.	Jared Jewelers	1.5%
14.	Bed Bath & Beyond	1.3%
15.	Food 4 Less	1.3%
16.	CarMax	1.3%
17.	Havertys Furniture	1.2%
18.	Rite Aid	1.1%
19.	Dick’s Sporting Goods	1.1%
20.	Reliable Life Insurance	1.1%

Top 10 States

State		% of Total(1)
1.	Virginia	18.7%
2.	Texas	16.0%
3.	Florida	13.2%
4.	California	5.7%
5.	Georgia	5.6%
6.	Missouri	3.5%
7.	Ohio	2.9%
8.	Tennessee	2.7%
9.	New Jersey	2.6%
10.	Colorado	2.6%

Lease Expirations

	% of Total(1)	# of Properties	Gross Leasable Area (2)
2005	0.4%	6	94,000
2006	1.3%	7	159,000
2007	1.8%	16	221,000
2008	2.4%	23	467,000
2009	2.7%	24	475,000
2010	4.3%	23	354,000
2011	2.8%	16	246,000
2012	4.6%	22	473,000
2013	6.4%	29	688,000
2014	22.6%	38	1,139,000
2015	5.6%	23	662,000
Thereafter	45.1%	191	3,753,000

(1)	Based on annual base rent of $130,190,000
(2)	Square feet